Report of
Independent
Registered Public
Accounting Firm

To the Board of
Trustees and
Shareowners of
Pioneer
International Equity
Fund

In planning and
performing our
audit of the
financial statements
of Pioneer
International Equity
Fund as of and for
the year ended
March 31, 2007, in
accordance with the
standards of the
Public Company
Accounting
Oversight Board
(United States), we
considered its
internal control over
financial reporting,
including control
activities for
safeguarding
securities, as a basis
for designing our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, but
not for the purpose
of expressing an
opinion on the
effectiveness of
Pioneer
International Equity
Fund?s internal
control over
financial reporting.
Accordingly, we
express no such
opinion.

The management of
Pioneer
International Equity
Fund is responsible
for establishing and
maintaining
effective internal
control over
financial reporting.
In fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and related
costs of controls. A
company?s internal
control over
financial reporting
is a process
designed to provide
reasonable
assurance regarding
the reliability of
financial reporting
and the preparation
of financial
statements for
external purposes in
accordance with
generally accepted
accounting
principles. Such
internal control
includes policies
and procedures that
provide reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition, use or
disposition of a
company?s assets
that could have a
material effect on
the financial
statements.

Because of its
inherent limitations,
internal control over
financial reporting
may not prevent or
detect
misstatements.
Also, projections of
any evaluation of
effectiveness to
future periods are
subject to the risk
that controls may
become inadequate
because of changes
in conditions, or
that the degree of
compliance with the
policies or
procedures may
deteriorate.

A control deficiency
exists when the
design or operation
of a control does not
allow management
or employees, in the
normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a
timely basis. A
significant
deficiency is a
control deficiency,
or combination of
control deficiencies,
that adversely
affects the
company?s ability to
initiate, authorize,
record, process or
report external
financial data
reliably in
accordance with
generally accepted
accounting
principles such that
there is more than a
remote likelihood
that a misstatement
of the company?s
annual or interim
financial statements
that is more than
inconsequential will
not be prevented or
detected. A material
weakness is a
significant
deficiency, or
combination of
significant
deficiencies, that
results in more than
a remote likelihood
that a material
misstatement of the
annual or interim
financial statements
will not be
prevented or
detected.

Our consideration
of Pioneer
International Equity
Fund?s internal
control over
financial reporting
was for the limited
purpose described
in the first
paragraph and
would not
necessarily disclose
all deficiencies in
internal control that
might be significant
deficiencies or
material weaknesses
under standards
established by the
Public Company
Accounting
Oversight Board
(United States).
However, we noted
no deficiencies in
Pioneer
International Equity
Fund?s internal
control over
financial reporting
and its operation,
including controls
for safeguarding
securities that we
consider to be a
material weakness
as defined above as
of March 31, 2007.

This report is
intended solely for
the information and
use of management
and the Board of
Trustees of Pioneer
International Equity
Fund and the
Securities and
Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than these
specified parties.







Boston,
Massachusetts
May 15, 2007